CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

SMITH BARNEY DIVERSIFIED FUTURES FUND L.P. II

Under Section 121-202 of the Revised Limited Partnership Act

The undersigned, desiring to amend the Certificate of Limited Partnership of Smith Barney Diversified Futures Fund L.P. II pursuant to the provisions of Section 121-202 of the Revised Limited Partnership Act of the State of New York, does hereby certify as follows:

FIRST:        The name of the limited partnership is Smith Barney Diversified Futures Fund L.P. II.

The name under which the limited partnership was formed is Consulting Group Managed Futures Fund L.P.

SECOND:	The date of filing of the Certificate of Limited Partnership is May 10, 1994.

THIRD:    By this Certificate of Amendment, the Certificate of Limited Partnership of the limited partnership is hereby amended to change (a) the name of the limited partnership, (b) the post office address to which the secretary of state shall mail a copy of any process against the limited partnership served upon him or her and (c) the name of the general partner of the limited partnership.   The Certificate of Limited Partnership of the limited partnership is hereby amended in the following respects:

Paragraph FIRST of the Certificate of Limited Partnership, which sets forth the name of the limited partnership, is hereby amended to read as follows:

                "FIRST:  The name of the limited partnership is as follows:   Diversified Multi-Strategy Futures Fund L.P. II (the “Partnership”)."

Paragraph THIRD  of the Certificate of Limited Partnership, which sets forth the designation of the secretary of state as agent of the limited partnership upon whom process against it may be served and the post office address to which the secretary of state shall mail a copy of any process against it served upon him or her, is hereby amended to read as follows:

"THIRD:         The said limited partnership hereby designates the Secretary of State as its agent upon whom all process in any action or proceedings against it may be served within the State of New York.  The post office address to which the Secretary of State shall mail a copy of any process against the Partnership is:

Ceres Managed Futures LLC

55 East 59th Street, 10th Floor

New York, NY 10022

Attn: Jennifer Magro"

Paragraph FIFTH of the Certificate of Limited Partnership, which sets forth the name and business address of each general partner of the limited partnership, is hereby amended to reflect the new name of the general partner and to read as follows:

                "FIFTH:  The name and mailing address of the sole general partner of the Partnership is:

Ceres Managed Futures LLC

55 East 59th Street, 10th Floor

New York, NY 10022"

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Certificate of Limited Partnership on this 28th day of September, 2009.

By:	Ceres Managed Futures LLC,
General Partner

By:	/s/ Jennifer Magro
Jennifer Magro
Authorized Person